UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

   (843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of HCSB Financial Corporation (the “Company”) was held on July 22, 2014 at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina. Of the 3,738,337 shares of the Company’s common stock outstanding, at the Annual Meeting there were present in person or by proxy 2,163,789 shares of common stock, representing approximately 57.88% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect three Class II members and three Class III members to the Board of Directors; (2) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2014; and (3) to approve an advisory resolution to approve the compensation of the Company’s named executive officers.

1.          To elect three Class II members and three Class II members to the Board of Directors:

Class II:	For	Withheld	Broker Non-Vote
Michael S. Addy	1,779,192	105,567	279,030
Clay D. Brittain, III	1,783,187	101,572	279,030
James R. Clarkson	1,793,990	90,769	279,030

Class III:	For	Withheld	Broker Non-Vote
Johnny C. Allen	1,825,714	59,045	279,030
Tommie W. Grainger	1,827,164	57,595	279,030
Gwyn G. McCutchen, D.D.S.	1,849,706	35,053	279,030

The other directors that continued in office after the meeting are as follows:

Class I:
D. Singleton Bailey
T. Freddie Moore
Carroll D. Padgett, Jr.

2.          To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
2,083,123	53,256	60,324

3.          To approve an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
1,662,867	161,568	60,324	279,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: July 28, 2014	By: /s/ James R. Clarkson
Name: James R. Clarkson
Title: Chief Executive Officer